SCHEDULE I TO EXHIBIT 99.2

                                  STOCKHOLDERS



Stockholder                                               Number of Shares
-----------                                              ----------------
Tiffany &Co. International, Inc.                          7,410,000
Jewelcor Management, Inc.                                 1,648,692
Seymour Holtzman                                             61,000